CONSENT AND WAIVER TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS CONSENT AND WAIVER TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT, dated as of December 7, 2007 (this “Waiver”), is by and among BUTLER SERVICE GROUP, INC., a New Jersey corporation (the “Borrower”), certain financial institutions party to the Credit Agreement referred to below (the “Lenders”), and GENERAL ELECTRIC CAPITAL CORPORATION, in its capacity as agent for the Lenders (“Agent”).

BACKGROUND

A.           Borrower, the Lenders, Agent and the other Credit Parties signatory thereto, are parties to that certain Third Amended and Restated Credit Agreement, dated as of August 29, 2007 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”).

B.            Borrower has requested the Agent and Lenders to enter into this Waiver in order to waive compliance with certain provisions of the Credit Agreement, and the Lenders are agreeable to the same subject to the terms and conditions set forth herein.

AGREEMENT

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.       DEFINED TERMS. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings given to them in the Credit Agreement.

SECTION 2.       CONSENT. Agent and Requisite Lenders hereby consent to the Borrower not furnishing to Agent (i) the annual Financial Statements, certifications, statements, reports, letters and other documentation required by Section 4.1(a) and clause (q) of Annex E of the Credit Agreement for the Fiscal Year ended December 31, 2006 (the “Audited Financials”) and (ii) the Officer’s Certificate required by clause (d)(v) of Annex E of the Credit Agreement to be delivered concurrently with such Audited Financials (the “Officer's Certificate”), in each case, on or prior to November 1, 2007; provided, that the Audited Financials and the Officer’s Certificate are furnished by the Borrower to Agent on or before December 31, 2007.

SECTION 3.       LIMITED WAIVER. Agent and Requisite Lenders hereby waive any Default or Event of Default under Section 8.1(c) or 8.1(e) of the Credit Agreement solely to the extent that such Default or Event of Default is due to the failure of the Company to timely deliver (i) the Officer’s Certificate and the Audited Financials pursuant to the terms of the Credit Agreement and/or (ii) the Audited Financials and any related officer’s certificates required under any other document to be delivered concurrently therewith pursuant to the terms of any other document evidencing or securing Indebtedness; provided, that such waiver shall cease to be effective and such Defaults and Events of Default shall be reinstated if the Company has not furnished to Agent by December 31, 2007 (a) the Audited Financials and (b) the Officer’s Certificate stating that no Default or Event of Default is continuing after giving effect to this Waiver and delivery of the Audited Financials and the Officer’s Certificate.

SECTION 4.       EXPENSES. Borrower hereby reconfirms its obligations pursuant to Sections 1.9 and 11.3 of the Credit Agreement to pay and reimburse Agent, for itself and Lenders, for all reasonable costs and expenses (including, without limitation, reasonable fees of Agent’s counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Waiver and all other documents and instruments delivered in connection herewith.

SECTION 5.       CONDITIONS PRECEDENT TO EFFECTIVENESS. This Waiver shall become effective upon the date (the “Effective Date”) that each of the following conditions has been satisfied:

(a)           Waiver. Borrower, Agent and the Requisite Lenders shall have executed and delivered five (5) original copies of this Waiver.

(b)           No Defaults. No Default or Event of Default under the Credit Agreement (after giving effect to this Waiver) shall have occurred and be continuing.

(c)           Representations and Warranties. The representations and warranties of each Borrower contained in this Waiver, the Credit Agreement (after giving effect to this Waiver) and the other Loan Documents shall be true and correct on and as of the Effective Date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

(d)           Other. Receipt by Agent or Lenders of such other documents, instruments and certificates as Agent or Lenders shall have reasonably requested, including, without limitation, a waiver under the Second Lien Credit Agreement in form and substance acceptable to the Agent.

SECTION 6.      REPRESENTATIONS AND WARRANTIES. To induce Agent and Requisite Lenders to enter into this Waiver, the Borrower makes the following representations and warranties to Agent and Lenders:

(a)           The Borrower (i) has full corporate (or equivalent) power and authority to enter into this Waiver and perform its obligations hereunder in accordance with the provisions hereof, (ii) this Waiver has been duly authorized (by all necessary or proper corporate and shareholder action), executed and delivered by the Borrower and (iii) this Waiver constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or law).

(b)           The Borrower represents and warrants that the following statements are true and correct, in each case after giving effect to this Waiver:

(i)          The representations and warranties of the Borrower contained in this Waiver, the Credit Agreement and the other Loan Documents are true and correct as of the Effective Date, except that any such representation or warranty which is expressly made only as of a specified date need be true only as of such date.

(ii)	No Default or Event of Default has occurred and is continuing.
SECTION 7.	REFERENCES TO AND EFFECT ON THE CREDIT AGREEMENT.

(a)           On and after the Effective Date each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Credit

Agreement in the Loan Documents and all other documents (the “Ancillary Documents”) delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement giving effect to this Waiver.

(b)           The Credit Agreement and the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c)           Except as expressly set forth herein, the execution, delivery and effectiveness of this Waiver shall not operate as a waiver of any right, power or remedy of the Lenders or Agent under the Credit Agreement or the Loan Documents.

SECTION 8.      EXECUTION IN COUNTERPARTS. This Waiver may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

SECTION 9.     GOVERNING LAW. THIS WAIVER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 10.   HEADINGS. Section headings in this Waiver are included herein for convenience of reference only and shall not constitute a part of this Waiver for any other purposes.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be duly executed by their respective officers thereunto duly authorized as of the date above first written.

BUTLER SERVICE GROUP, INC.

By: /s/ Beth Butler

Name: Beth Butler

Title: Assistant Controller

GENERAL ELECTRIC CAPITAL CORPORATION,

as Agent and Lender

By: /s/ James H. Kaufman
Name: James H. Kaufman
Title: Authorized Signatory

Butler Service Group, Inc.

Signature Page to Consent and Waiver

to Third Amended and Restated Credit Agreement